Exhibit 99.4

REVOCABLE PROXY

(RETURN IN WHITE ENVELOPE)

Solicited by the Board of Directors for the

Special Meeting of Shareholders

                        , 2016

The undersigned holder of common stock, $10.00 par value, of Home State Bancorp, a Colorado corporation (“Home State”), acknowledges receipt of the Notice of Special Meeting of Shareholders of Home State and the accompanying joint proxy statement/prospectus dated            , 2016, and, revoking any proxy heretofore given, hereby constitutes and appoints Harry Devereaux and Roger Sample, or either of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of Home State registered in the name(s) of the undersigned and held by the undersigned of record as of            , 2016, at the Special Meeting of Shareholders of Home State to be held on the        day of                  2016 at          p.m., local time, at                    , Loveland, Colorado, and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the joint proxy statement/prospectus, and to vote on all other matters which may be properly presented for action at the Special Meeting.  All properly executed proxies will be voted as indicated.

1.             Approval and adoption of the Agreement and Plan of Reorganization, dated as of March 16, 2016, by and between Guaranty Bancorp and Home State, as such agreement may be amended from time to time (the “Merger Agreement”) and the transactions contemplated by the Merger Agreement (the “Home State merger proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.             Approval of one or more adjournments of the Home State Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Home State merger proposal (the “Home State adjournment proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE HOME STATE MERGER PROPOSAL AND “FOR” THE HOME STATE ADJOURNMENT PROPOSAL (IF NECESSARY OR APPROPRIATE).  THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO HOME STATE, WILL BE VOTED IN THE MANNER DIRECTED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE HOME STATE MERGER PROPOSAL AND “FOR” THE HOME STATE ADJOURNMENT PROPOSAL.

WITNESS my hand this        day of                  2016.

(SIGNATURE)	(PLEASE PRINT NAME)

(SIGNATURE, IF HELD JOINTLY)	(PLEASE PRINT NAME)

(ADDRESS)

(No. of Shares of Common Stock)

Please date and sign exactly as your name(s) appears on your stock certificate for Home State common stock.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  All joint owners should sign.  If a corporation, please sign in full corporate name by an authorized officer and affix the corporate seal.  If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS REVOCABLE PROXY AS SOON AS POSSIBLE FOR RECEIPT NO LATER THAN                                          , 2016 BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO      DO NOT     EXPECT TO ATTEND THIS MEETING.

YOUR PROXY MAY BE WITHDRAWN OR REVOKED AT ANY TIME

PRIOR TO ITS EXERCISE.